Member Audio/Web Conference May 7, 2019 Exhibit 99.1

Winthrop Watson President & CEO

Ted Weller Chief Accounting Officer

Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (the Bank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the other-than-temporary impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement. Cautionary Statement Regarding Forward-Looking Information

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Mark Evanco Senior Director, Business Development and Strategy

First Quarter 2019 Highlights $77 billion average advances $19 billion average letters of credit $151 million Mortgage Partnership Finance® (MPF®) Program fundings Membership Dividends Cash 7.75% on activity stock 4.50% on membership stock Community “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Period-End Advance Balance Trends Term-Out Tuesdays are Back 20 members have taken advantage of borrowings from 1.5 to 5 years As of April 30, 2019

2019 Community Dividends “Blueprint Communities” is a registered service mark of the Federal Home Loan Bank of Pittsburgh. • $6 million commitment Funding round opened March 25 • $400 thousand allocation • New West Virginia cohort $2B revolving pool • $31 million commitment Funding round begins in June $4.8 million commitment • $12 million commitment Funding round opened March 6

SOFR/LIBOR Update Secured Overnight Financing Rate (SOFR) Advances We are ready Bullet and returnable adjustable-rate advances available Ongoing member updates and education Member SOFR/LIBOR Essential Steps Inventory all instruments Review fallback language Assess operational readiness (including core systems) Review LIBOR references in policies/procedures

Member Appreciation Outings Monday, June 10 Chester Valley Golf Club Monday, June 24 Fox Chapel Golf Club Keynote Speaker: Betsy Hubbard, Founder and President, Mindset Digital “You have eight seconds, go!” These days, it's easy to get a message out — there are more communication channels than ever before. The challenge is getting a message in — getting your clients and even your colleagues to slow down and tune in. This fast-paced keynote will focus on three new realities for communicating today.

Winthrop Watson President & CEO

SOFR/LIBOR Transition Secured Overnight Financing Rate (SOFR) Advances We are ready Bullet and returnable adjustable-rate advances available SOFR Debt $5.5 billion in SOFR-linked debt issued by FHLBank Pittsburgh Over $40 billion in SOFR-linked debt issued by FHLBank System FHLBank SOFR/LIBOR Transition Plan LIBOR exposure Fallback language IT systems preparation Balance sheet management